Exhibit 10.12

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH (REDACTED).

Hosting Agreement

THIS HOSTING AGREEMENT (this “Agreement”) is made this 12th day of September, 2024 by and between Stronghold Digital Mining Hosting, LLC, a Delaware limited liability company (“Stronghold”) and Bitfarms Ltd. (“Bitfarms,” and, together with Stronghold, each a “Party” and, collectively, the “Parties”).

WHEREAS, Bitfarms owns the Bitfarms Equipment as set forth in Exhibit A (the “Bitcoin Miners” and the “PDUs”), and the Bitcoin Miners and PDUs will be delivered to Stronghold’s Panther Creek power plant located at (Redacted) (“Panther Creek”) at Bitfarms’s sole cost and expense, and will be installed and operating at Panther Creek;

WHEREAS, Stronghold will maintain, host, and operate the Bitcoin Miners and PDUs on behalf of Bitfarms during the Term (as defined herein) in accordance with the terms and conditions set forth herein;

WHEREAS, certain defined terms set forth herein are set forth in Exhibit B and are incorporated by reference herein;

NOW, THEREFORE, in consideration of the foregoing and the promises set forth below, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Services.

1.1.	Installation and Facility Services. To the extent not previously installed, as soon as practicably possible following Stronghold’s receipt of the Bitcoin Miners and PDUs, Stronghold will provide racking infrastructure and install the Bitcoin Miners and PDUs. Stronghold covenants and agrees to supply electrical power and Internet access for the Bitcoin Miners and PDUs at Panther Creek. Notwithstanding the foregoing, Bitfarms agrees that Stronghold will not be liable for any delays in the hosting or installation of the Bitcoin Miners and PDUs unless such delays are caused by the gross negligence or willful misconduct of Stronghold. Bitfarms agrees that Stronghold may contract to sell capacity and energy to additional parties and may contract with third parties to provide similar services; provided, however, that such contracts do not breach or cause a breach under this Agreement.

1.2.	Hosting Services. Upon delivery of the Bitcoin Miners and PDUs to Panther Creek, Stronghold agrees to unload, install, provision, maintain, and operate the Bitcoin Miners and PDUs at Panther Creek as instructed in writing by Bitfarms, so long as such instruction is commercially reasonable. In the event that Bitfarms does not provide instruction in writing, Stronghold will use its commercially reasonable judgement in performing such services. Stronghold agrees to supply power, rack space, ambient cooling, and miner reboots, subject to other terms found in this Agreement.

Redaction: Address redacted for privacy related reasons, related to the operations of Stronghold.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH (REDACTED).

1.3.	Mining. Subject to the terms hereof, Stronghold shall direct mined tokens derived from the operation of the Bitcoin Miners and PDUs to a wallet that is controlled by Bitfarms. Stronghold shall be granted view-only rights to the wallet that is controlled by Bitfarms. Bitfarms shall determine the pool to which the Bitcoin Miners’ and PDUs’ hashpower shall be directed.

1.4.	Identification. Bitfarms will ensure that all Bitcoin Miners and PDUs are labelled or otherwise marked such that Stronghold can identify that Bitfarms is the owner of such Bitcoin Miners and PDUs.

1.5.	Site Security. Stronghold will provide adequate and reasonable site security at Panther Creek in accordance with industry standards.

2.	Term and Termination.

2.1.	Term. The term of this Agreement (the “Hosting Term”) shall commence on October 1, 2024, and shall remain effective until December 31, 2025. The term of this Agreement shall automatically renew for additional one (1) year periods (such renewal period(s), together with the Hosting Term, the “Term”) unless one party notifies the other in writing at least sixty (60) days prior to the conclusion of the then-current Term

2.2.	Termination; Exclusion of Certain Bitcoin Miners and PDUs.

2.2.1.	Solely upon the occurrence of an Event of Default that has not been cured (to the extent a cure is permissible) within fifteen (15) days under this Agreement, Stronghold or Bitfarms may terminate this Agreement.

1.	The following events shall constitute an “Event of Default” under this Agreement: failure by any Party to make payment on undisputed amounts when due; failure to maintain any Bitcoin Miner or PDU as required hereunder; a material breach of the representations and warranties contained in this Agreement; a material breach of any covenant or provision of this Agreement, a Party shall file a voluntary petition or commence a case in bankruptcy in a proceeding under any bankruptcy or insolvency law or seek relief under the provisions of any other insolvency, reorganization or similar law either now existing or that may in the future exist, providing for the winding up or termination of its existence as a limited liability company, or shall make a general assignment for the benefit of its creditors; and an involuntary petition or filing to commence a case or proceeding under any bankruptcy or insolvency law shall have been filed by any creditor of a Party (or other third-party with adequate standing to make such filing). Provided, however, that the events of default listed above shall not constitute an Event of Default to the extent cured within fifteen (15) days.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH (REDACTED).

2.	If a Party, in good faith, disputes any payment called for herein, that Party shall submit to the other Party, by the due date, full payment of the undisputed portion of the payment, and written documentation identifying and substantiating the disputed amount. If Party does not report a dispute within fifteen (15) calendar days following the date when the payment is due to be paid, that Party shall have waived its right to dispute the invoice or charge. The Parties agree to use their respective commercially reasonable efforts to resolve any dispute within ten (10) days after a Party receives written notice of a dispute from the other Party. Any disputed amounts resolved in favor of Bitfarms shall be credited to the Actual Payment Amount due to or by Bitfarms for the next month following resolution of the dispute. Any disputed amounts resolved in favor of Stronghold shall be offset against the Actual Payment Amount due to or by Bitfarms for the next month following resolution of the dispute.

2.2.2.	This Agreement shall no longer apply to any Bitcoin Miner or PDU, and such Bitcoin Miner or PDU shall be excluded from any calculations used to determine any payments, profits or fees, that (i) is not in working order, (ii) is “Economically Obsolete” (as defined herein), or (iii) is removed and replaced pursuant to Section 5.3.

1.	“Economically Obsolete” shall mean when a Bitcoin Miner or PDU has an Implied Bitcoin Mining Revenue that is less than the Agreement Cost of Power for three (3) consecutive months or if a Bitcoin Miner or PDU is not in working order.

2.	“Not in working order” means not functioning normally for more than thirty (30) consecutive days after Stronghold provides written notice to Bitfarms that a Bitcoin Miner or PDU is not functioning properly which written notice shall include calculations related to the performance of that Bitcoin Miner or PDU. Bitfarms shall have the right to replace that Bitcoin Miner or PDU with a replacement Bitcoin Miner or PDU or to repair that Bitcoin Miner or PDU to bring it to normal function. Stronghold shall hold a space at the Mining Facility for that Bitcoin Miner or PDU to be replaced or repaired for thirty (30) days after notice is given to Bitfarms.

3.	In each case, Bitfarms shall have thirty (30) days to either (i) in the case of 2.2.2.1, provide a new Bitcoin Miner or PDU that is not Economically Obsolete; or (ii) in the case of 2.2.2.2, provide a replacement Bitcoin Miner or PDU or provide necessary spare parts to cure any defects in the applicable Bitcoin Miner or PDU.

4.	In the event a Bitcoin Miner or PDU is removed and replaced pursuant to Section 5.3, this Agreement shall apply to the replacement Bitcoin Miner or PDU supplied by Bitfarms commencing upon delivery of such replacement Bitcoin Miner or PDU by Bitfarms to Stronghold at Panther Creek.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH (REDACTED).

2.2.3.	Additional Remedies.

1.	If Bitfarms fails to make any undisputed payment required hereunder and such payment failure has not been remedied in accordance with Section 2.2.1 above, within thirty (30) days, then in addition to any other rights and remedies it may have, Stronghold shall have the right, with written notice to Bitfarms, to redirect mining revenue from the Bitcoin Miners and PDUs, or to collect 100% of electricity sales (or any combination thereof) for Stronghold’s sole account (such redirection of mining or electricity revenue shall be known as “Stronghold Self Operation”).

2.	Should Stronghold’s Net Self Operation Income earned in the first thirty (30) days of Stronghold Self Operation equal or exceed 105% of the undisputed payment that Bitfarms failed to pay to Stronghold, the Parties shall consider Bitfarms’s failure to pay that undisputed amount to be cured. “Net Self Operation Income” is calculated as (x) the product of the gross revenues received by Stronghold during Stronghold Self Operation and the Bitfarms Share applicable during the month prior to Bitfarms’s failure to make an undisputed failure payment minus (y) the product of the Total Cost and the Bitfarms Share applicable during the month prior to Bitfarms’s failure to make an undisputed failure payment. For the avoidance of doubt, once the non-payment of the undisputed amount is cured, Stronghold shall redirect the mining revenue as per the original terms of this Agreement, subject to Section 2.2.3.4 below.

3.	Should Stronghold not receive 105% of the undisputed payment that Bitfarms failed to make to Stronghold earned in the first thirty (30) days of Stronghold Self Operation, as calculated in Section 2.2.3.2, then upon five (5) Business Days’ notice to Bitfarms, Stronghold may in its sole discretion, in additional to any other rights and remedies it may have, (a) reconfigure for Stronghold’s use, or (b) remove and store at Bitfarms’s expense, all or any portion of the Bitcoin Miners and PDUs without any cost, obligation or liability of Stronghold to Bitfarms until such undisputed payment owed by Bitfarms is made.

4.	Should Bitfarms fail to make more than one undisputed payment required hereunder and such second payment failure is not remedied in accordance with Section 2.2.1 above, then, in addition to any other rights and remedies it may have, Stronghold shall have the right, in its sole discretion, with written notice to Bitfarms, to immediately (a) reconfigure for Stronghold’s use, or (b) remove and store at Bitfarms’s expense, all or any portion of the Bitcoin Miners and PDUs without any cost, obligation or liability of Stronghold to Bitfarms until such undisputed payment is made, without the obligation to comply with in Stronghold Self Operation or offset any unpaid amounts with any Stronghold Self Operation Income prior to taking such action.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH (REDACTED).

2.3.	The Parties agree that in the event of a termination of this Agreement as provided for herein, neither Party shall have a duty or obligation to mitigate unless otherwise indicated in this Agreement.

2.4.	Access; Removal of Property. Upon the occurrence of an Event of Default, Bitfarms shall, upon written notice to Stronghold, immediately have the right to access the Mining Facility during the Access Period (as defined herein) for the purpose of removing any of the Bitcoin Miners and PDUs from the Mining Facility at Bitfarms’s sole cost and expense; provided, however, that should the Access Period be tolled due to stay by the Court in a bankruptcy, insolvency or similar debtor proceeding, after any such stay is lifted, Bitfarms shall have any time that remained before the tolling to conclude the exercise of the rights and removal of the Bitcoin Miners and PDUs for the Access Period. Stronghold will not unreasonably withhold access to Panther Creek or otherwise obstruct the process of removing the Bitcoin Miners and PDUs. Should Bitfarms fail to remove the Bitcoin Miners and PDUs in the time provided above, Stronghold shall be permitted, at its sole discretion, to (i) operate the Bitcoin Miners and PDUs and keep 100% of the proceeds generated by the Bitcoin Miners and PDUs from the end of such period until the Bitcoin Miners and PDUs are actually removed or (ii) remove all Bitcoin Miners and PDUs and return them to Bitfarms, for which Bitfarms shall immediately reimburse Stronghold for its costs and expenses to do so, and Stronghold shall not have liability for the condition of the Bitcoin Miners and PDUs delivered to Bitfarms, so long as such Bitcoin Miners were maintained as specified herein and, with respect to the removal and return or storage of the Bitcoin Miners and PDUs, absent Stronghold’s gross negligence or willful misconduct in performing such tasks. As used herein, the term “Access Period” shall mean the period beginning on the date set forth in the written notice required pursuant to this Section 2.4 and ending on the earlier to occur of (i) ninety (90) days from the date set forth in Bitfarms’s notice of exercise or (ii) ninety (90) days after the expiration or earlier termination of this Agreement in accordance with its terms.

2.4.1.	During the exercise of Bitfarms’s rights pursuant hereto, Stronghold shall permit Bitfarms and its agents and nominees to gain access to Panther Creek and the Mining Facility for the purpose of enforcing its security interest in the Bitcoin Miners and PDUs, including, without limitation, protecting, removing, or disposing of or liquidating the Bitcoin Miners and PDUs.

2.4.2.	Bitfarms shall have access to Panther Creek and the Mining Facility during the Access Period at no charge to Bitfarms.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH (REDACTED).

2.5.	Stronghold Waiver and Release. Stronghold hereby waives in favor of Bitfarms:

2.5.1.	all rights, if any, of distraint, levy and execution which Stronghold may now or hereafter have against the Bitcoin Miners and PDUs;

2.5.2.	all statutory liens, security interests, or other liens, if any, which Stronghold may now have or hereafter have in the Bitcoin Miners and PDUs; and

2.5.3.	all other interests or claims of every nature whatsoever, if any, which Stronghold may now or hereafter have in or against the Bitcoin Miners and PDUs for any rent, storage charges, or other sums due, or to become due, to Stronghold by Bitfarms.

2.6.	No Bitcoin Miners or PDUs Deemed Fixtures. The Bitcoin Miners and PDUs may be stored, used, or installed at the Mining Facility but shall not be deemed a fixture or part of the real estate but rather at all times be deemed personal property, whether or not the Bitcoin Miners or PDUs become so related to Panther Creek and/or the Mining Facility that an interest therein arises under real estate law.

3.	Fees and Payment.

3.1.	Before the first day of every calendar month during the Hosting Term, Bitfarms will pay to Stronghold $210,000 (the “Upfront Monthly Payment”) in immediately available cash as set forth in Section 3.4.

3.2.	As Bitcoins are mined by the Bitcoin Miners and PDUs, Bitfarms, through its mining pool, shall send earned rewards on a daily basis to a pool subaccount, in accordance with the full pay per share (“FPPS”) method. If there are significant deviations between the FPPS payout to Stronghold and the expected payout based on performance, Stronghold may request an audit with which Bitfarms shall cooperate. Subsequently, Bitfarms shall cause the mining pool to then transfer a quantity of Bitcoin, which will be calculated as the product of total earned rewards and the difference between 100% and the prevailing “Bitfarms Share” (as defined herein), to the designated wallet of Stronghold if the total earned rewards exceeds .01 BTC (the “Reward Limit”), except on the last day of each month, in which the Reward Limit is reduced to .001 BTC. For the avoidance of doubt, any partial BTC that is not paid to Stronghold on a certain day will be paid to Stronghold the next time BTC is paid to Stronghold; provided that Bitfarms’s minimum thresholds for pool subaccount pay-outs are met.

3.3.	Not later than twenty (21) days after the end of each month (the “True-up Date”), Stronghold shall provide to Bitfarms the calculations of the “Monthly Service Fees” (as defined herein) and the “Actual Payment Amount” (as defined herein). If the Actual Payment Amount is less than 0, Stronghold will deliver an invoice to Bitfarms for an amount equal to the Actual Payment Amount multiplied by negative one, which Bitfarms will pay to Stronghold within five (5) Business Days of receiving the invoice. If the Actual Payment Amount is greater than 0, Stronghold will pay to Bitfarms an amount equal to the Actual Payment Amount within two (2) Business Days of the True-up Date.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH (REDACTED).

3.4.	Stronghold and Bitfarms shall provide information regarding their fiat accounts and bitcoin public key addresses to be used for payments required hereunder via separate cover.

3.5.	All fees are exclusive of taxes, including, but not limited to, sales, use, transfer, privilege, excise, VAT, GST, consumption and other similar taxes, fees, duties, governmental assessments, impositions and levies imposed on the transaction in question (including, without limitation, access and use of the Bitcoin Miners and PDUs and the delivery of Services), all of which Bitfarms shall pay in full, or reimburse Stronghold for payments made on Bitfarms’s behalf; provided that Bitfarms shall not be liable for taxes arising from Stronghold’s income. Any payments due to Stronghold shall be accounted for in accordance with this Section 3.

3.6.	Deposit.

3.6.1.	Bitfarms will deposit with Stronghold simultaneously with the execution of this Agreement the sum of US$7,800,000.00 (the “Deposit”) (equal to US$70 per MW multiplied by 50 MW and ninety-three (93) days (three (3) months) and twenty-four (24) hours), which Deposit (or remainder thereof following a refund pursuant to Section 3.6.2), inclusive of any accrued and unpaid interest, shall be returned to Bitfarms within one (1) Business Day following the end of the Hosting Term.

3.6.2.	Notwithstanding the foregoing, the parties acknowledge that if the Merger Agreement is terminated in accordance with its terms and the Parent Termination Fee (as defined in the Merger Agreement) is payable in connection with such termination, up to US$5,000,000.00 of the Deposit shall be immediately refunded by way of reduction of the Parent Termination Fee payable by Bitfarms in accordance with the Merger Agreement Amendment.

3.7.	The Deposit shall bear interest at a rate per annum equal to the Interest Rate. Accrued interest on the Deposit shall be payable in arrears on each applicable Interest Payment Date; provided that (i) interest accrued pursuant to this Section 3.7 shall be payable on demand and (ii) at the time the Deposit is refunded to Bitfarms pursuant to Section 3.6.1, accrued interest on the Deposit shall be payable on the date of such refund.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH (REDACTED).

3.8.	The accrued interest on the Deposit shall be due and payable in kind on each Interest Payment Date. Notwithstanding the foregoing or anything to the contrary contained herein, so long as no Event of Default has occurred and is continuing, on each date on which interest is to be paid in accordance with Section 3.7, such interest shall be paid in kind on each such date by capitalizing and adding such interest to the then outstanding amount of the Deposit (“PIK Interest”) and any interest to be so capitalized pursuant to this Section 3.8 shall be capitalized on the relevant date provided for payment herein and added to the then outstanding amount of the Deposit so as to increase the amount of the Deposit, which Deposit amount shall be refunded in accordance with Section 3.6. For purposes of this Agreement, from the date so capitalized, PIK Interest capitalized pursuant to this Section 3.8 shall bear interest in accordance with this Section 3.8 as if it had originally been part of the amount of the Deposit and all references herein to the amount of the Deposit shall include PIK Interest.

3.9.	To the extent permitted by law and notwithstanding anything to the contrary in this Section 3, upon the occurrence and during the continuance of an Event of Default, the principal of, and all accrued and unpaid interest on, the Deposit shall bear interest, from the date such Event of Default occurred until the date such Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal at all times to 24.0%.

4.	Access.

4.1.	Access to Facilities. Other than as provided in Section 2.4, Bitfarms shall not be permitted access to Panther Creek other than through a supervised tour and upon prior written notice to Stronghold no less than forty-eight (48) hours in advance and such access shall occur during normal business hours. Bitfarms may be permitted supervised access to Panther Creek to provide repairs to Bitcoin Miners and PDUs that are not in working order or “Economically Obsolete,” in accordance with 2.2.2 above, or to replace any Bitcoin Miner or PDU at the request of Bitfarms in accordance with Section 5.3. Bitfarms will be solely responsible for any damage or loss caused by anyone acting for or on its behalf while at the Mining Facility except to the extent of any contributory negligence on the part of Stronghold.

4.2.	Hazardous Conditions. If, in the reasonable discretion of Stronghold, its employees, or its agents, any hazardous conditions arise on, from, or affecting Panther Creek, Stronghold is hereby authorized to suspend service under this Agreement for the affected site without subjecting Stronghold to any liability. Stronghold shall provide written notice of any such suspension of service to Bitfarms within a reasonable time. In the event of an emergency, and upon prior written notice to Bitfarms, Stronghold may rearrange, remove, or relocate Bitcoin Miners and PDUs without any liability to Bitfarms. For the avoidance of doubt, Bitfarms shall not be liable or responsible for any obligations under this Agreement during such period of suspended service.

4.3.	Intermittent Outages. Bitfarms acknowledges that Stronghold may curtail the Bitcoin Miners and PDUs upon the occurrence and continuation of a Force Majeure event, during outages for maintenance purposes, in the event Stronghold identifies a hazardous condition, or if Stronghold determines that it is in the best interest of, and more economical for, all Parties to the Agreement to sell power to the grid. Stronghold agrees to provide written notice to Bitfarms of any of the foregoing events, as specified in this Agreement.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH (REDACTED).

5.	Removal, Relocation and Replacement of the Bitcoin Miners and PDUs.

5.1.	Relocation by Stronghold. Stronghold may, from time to time, relocate Bitcoin Miners and PDUs within Panther Creek to the extent Stronghold reasonably determines that such relocation is necessary to protect the Bitcoin Miners and PDUs from hazardous conditions, due to commercially unacceptable interference (as defined in Section 5.2), or to perform maintenance work on the Bitcoin Miners and PDUs. Stronghold agrees to provide written notice of any such relocation as soon as reasonably practical (or as set forth in Section 5.2 for commercially unacceptable interference). Stronghold must receive prior written approval from Bitfarms to relocate the Bitcoin Miners and PDUs for any other reason. In any case, the site of relocation shall afford comparable environmental conditions for the Bitcoin Miners and PDUs, comparable accessibility to the Bitcoin Miners and PDUs, and comparable security conditions for the Bitcoin Miners and PDUs. Stronghold shall not arbitrarily or capriciously relocate the Bitcoin Miners and PDUs. If the Bitcoin Miners and PDUs are relocated according to this Section 5.1, the cost of relocating the Bitcoin Miners and PDUs shall be borne exclusively by Stronghold.

5.2.	Commercially Unacceptable Interference. If at any time any Bitcoin Miners and PDUs cause commercially unacceptable interference to other equipment at Panther Creek and such interference cannot be cured within ten (10) days, Stronghold may, with prior written notice to Bitfarms, relocate such Bitcoin Miners and PDUs at Bitfarms’s sole expense. Interference as used herein means either (i) damages to Stronghold network infrastructure, (ii) damages to energy sources throughout Panther Creek, and/or (iii) significant negative impact on other miners’ hash rate performance or (iv) to other equipment, goods or material at Panther Creek

5.3.	Equipment Removal and Replacement. During the Term or any renewal Term, Bitfarms shall have the right to replace Bitcoin Miners and PDUs at Panther Creek if Bitfarms reasonably determines that such replacement will be economically beneficial. For the avoidance of doubt, a replacement Bitcoin Miner will be deemed economically beneficial if such replacement Bitcoin Miner (i) has the same or higher hash rate capacity as the replaced Bitcoin Miner and (ii) has the same or better efficiency than the replaced Bitcoin Miners and PDUs. In that event, Stronghold agrees, at Bitfarms’s sole cost upon not less than thirty (30) Business Days’ notice, to remove the Bitcoin Miners and PDUs that are being replaced and arrange for the delivery of such removed Bitcoin Miners and PDUs to Bitfarms upon the delivery by Bitfarms of the replacement Bitcoin Miners and PDUs to Stronghold at Panther Creek.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH (REDACTED).

6.	Bitfarms Responsibilities.

6.1.	Insurance. Bitfarms acknowledges that Stronghold is not an insurer, and the Bitcoin Miners and PDUs in respect of which Bitfarms holds title are not covered by any insurance policy held by Stronghold. Bitfarms is responsible for obtaining insurance coverage for such Bitcoin Miners and PDUs for up to the full replacement cost of the Bitcoin Miners and PDUs during the Hosting Term, and Bitfarms’s failure to maintain the insurance coverage as required by this provision shall be a material breach of this Agreement. Bitfarms shall assume responsibility for all costs related to damage to Stronghold’s personnel and/or property as a result of Bitfarms’s gross negligence. In respect of those Bitcoin Miners and PDUs covered by Bitfarms, Bitfarms’s insurance must be primary and non-contributory with respect to the Bitcoin Miners and PDUs and shall contain a waiver of subrogation clause in favor of Stronghold and shall name Stronghold as an additional insured.

6.2.	Equipment in Good Working Order. Bitfarms represents and warrants that all Bitcoin Miners and PDUs delivered to Stronghold under the Agreement are functioning properly and suitable for use at the Mining Facility. To the extent that any Bitcoin Miner or PDU is deemed to be malfunctioning because that Bitcoin Miner or PDU fails to perform properly (“Nonconforming”), Bitfarms may direct Stronghold to attempt to repair that Nonconforming Bitcoin Miner or PDU with all spare parts to be provided by Bitfarms or may replace that Nonconforming Bitcoin Miner or PDU with a Replacement Bitcoin Miner or PDU provided at Bitfarms’s sole cost and expense. It is understood that Bitfarms is responsible for any costs associated with the troubleshooting and repair of Nonconforming Bitcoin Miners and PDUs including labor, parts and replacement of Nonconforming Bitcoin Miners or PDUs. Stronghold is not responsible in any way for installation delays or loss of profits as a result of Nonconforming Bitcoin Miners or PDUs. Once the Bitcoin Miners and PDUs are delivered by Bitfarms to Stronghold, confirmed by both Parties hereto to be in good working order, and installed and operational, Stronghold shall ensure the ongoing services as stated in this Agreement. For the avoidance of doubt, this provision shall not apply in the event any defect and/or unsuitability of use of the Bitcoin Miners or PDUs is caused by the gross negligence or willful misconduct of Stronghold.

6.3.	Compliance with Laws. Bitfarms’s use of Panther Creek and the Associated Equipment located at the Panther Creek shall conform to all applicable Law, including international Law, the Law of the jurisdictions in which Bitfarms is doing business and where Panther Creek is located. As used herein, “Law” means any law, statute, rule, protocol, procedure, exchange rule, tariff, decision, requirement, writ, order decree or judgement adopted by or any interpretation hereof by any court, government agency, regulatory body, instrumentality or any other entity, including an electric utility, retail electric provider, regional transmission organization or independent system operator. In the event that there is a new Law or a change in Law that causes Stronghold to directly or indirectly incur new or additional costs in connection with this Agreement, which cost exceeds more than $10,000 per month, Stronghold shall notify Bitfarms as soon as reasonably practicable, and Bitfarms shall have ten (10) days to decide whether to accept or reject such pass through costs. If Bitfarms rejects the pass through costs, then either Party may terminate this Agreement without incurring further liabilities or obligations to the other Party (notwithstanding obligations due prior to and up until the time where notice of termination is provided). If Bitfarms does not reject the pass through costs, then Stronghold may pass through such costs to Bitfarms without markup. Bitfarms shall timely cooperate in any audit or review of Bitfarms’s compliance with the terms hereof conducted by or on behalf of Stronghold, responding accurately and completely to all inquiries, and providing any requested documents.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH (REDACTED).

7.	Limitation of Liability.

7.1.	STRONGHOLD MAKES NO WARRANTIES OR GUARANTEES RELATED TO THE AVAILABILITY OF THE SERVICES OR THE OPERATING TEMPERATURE OF PANTHER CREEK. THE SERVICES AND THE MINING FACILITY PROVIDED BY STRONGHOLD ARE PROVIDED “AS IS.” STRONGHOLD DOES NOT PROVIDE MECHANICAL COOLING OR BACKUP POWER AND THE FACILITY IS SUBJECT TO SWINGS IN LOCAL TEMPERATURE, WIND, HUMIDITY, ETC. INTERNET ACCESS IS NOT REDUNDANT OR PROTECTED AND IS NOT GUARANTEED AT ALL TIMES.

7.2.	THE PARTIES HERETO MAKE NO WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, (A) WARRANTY OF MERCHANTABILITY; (B) WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE; OR (C) NON-INFRINGEMENT; OR (D) WARRANTY AGAINST INTERFERENCE. STRONGHOLD DOES NOT WARRANT THAT (A) THE SERVICE SHALL BE AVAILABLE 24/7 OR FREE FROM INTERRUPTIONS; OR (B) THE SERVICE SHALL PROVIDE ANY FUNCTION NOT DESIGNATED HEREIN OR IN ANY OTHER DOCUMENTATION. STRONGHOLD DOES NOT WARRANT THAT THE ASSOCIATED EQUIPMENT SHALL MEET BITFARMS’S REQUIREMENTS OTHER THAN AS SET OUT HEREIN. STRONGHOLD DOES NOT WARRANT THAT THE SERVICES WILL BE UNINTERRUPTED, ERROR-FREE, OR COMPLETELY SECURE.

7.3.	Bitfarms further acknowledges that cryptocurrency price movements, mining difficulty adjustments, blockchain network forks, blockchain network attacks, blockchain service interruptions, protocol functionality upgrades and modifications, changes in Law, and legal and regulatory risks (“External Risks”) could have a material adverse impact on the value of cryptocurrencies, cryptocurrency mining, the Bitcoin Miners and PDUs, and the Hosting Services. Each Party assumes responsibility for all respective External Risks, and further, each Party hereby disclaims all liability for any losses that may arise from the other Party as a result thereof, unless otherwise indicated in this Agreement.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH (REDACTED).

7.4.	STRONGHOLD DOES NOT AND CANNOT CONTROL THE FLOW OF DATA TO OR FROM STRONGHOLD’S NETWORK AND OTHER PORTIONS OF THE INTERNET, OR ON ANY BLOCKCHAIN NETWORK. SUCH FLOW DEPENDS IN LARGE PART ON THE PERFORMANCE OF INTERNET SERVICES PROVIDED OR CONTROLLED BY THIRD PARTIES. AT TIMES, ACTIONS OR INACTIONS OF SUCH THIRD PARTIES CAN IMPAIR OR DISRUPT BITFARMS’S CONNECTIONS TO THE INTERNET (OR PORTIONS THEREOF). ALTHOUGH STRONGHOLD WILL USE COMMERCIALLY REASONABLE EFFORTS TO TAKE ALL ACTIONS IT DEEMS APPROPRIATE TO REMEDY AND AVOID SUCH EVENTS, STRONGHOLD CANNOT GUARANTEE THAT SUCH EVENTS WILL NOT OCCUR. ACCORDINGLY, STRONGHOLD DISCLAIMS ANY AND ALL LIABILITY RESULTING FROM OR RELATED TO SUCH EVENTS.

7.5.	EXCEPT FOR LIABILITIES ARISING OUT OF STRONGHOLD’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, STRONGHOLD SHALL HAVE NO OBLIGATION, RESPONSIBILITY, OR LIABILITY FOR ANY OF THE FOLLOWING: (A) ANY INTERRUPTION OR DEFECTS IN THE BITCOIN MINERS OR PDUS CAUSED BY FACTORS OUTSIDE OF STRONGHOLD’S REASONABLE CONTROL; (B) AND LOSS, DELETION, OR CORRUPTION OF BITFARMS’S DATA OR FILES; (C) ANY LOST REVENUE OR PROFITS TO BITFARMS DURING NETWORK OR POWER OUTAGES, LIMITATIONS, OR CURTAILMENT, BITCOIN MINER OR PDU FAILURES, OR OTHER FACTORS OUTSIDE OF STRONGHOLD’S CONTROL; (D) DAMAGES RESULTING FROM ANY ACTIONS OR INACTIONS OF BITFARMS OR ANY THIRD PARTY NOT UNDER STRONGHOLD’S CONTROL; OR (E) DAMAGES RESULTING FROM BITCOIN MINERS, PDUS OR ANY THIRD-PARTY EQUIPMENT.

7.6.	Disclaimers. Bitfarms understands and acknowledges that, in some situations, Bitcoin Miner or PDU functionality may be unavailable due to factors outside of Stronghold’s reasonable control. This includes, but is not limited to network failures, pool operator failures, denial of service attacks, currency network outages, blockchain network outages or failures, hacking or malicious attacks on the crypto networks or exchanges, power outages, or acts of God. NOTWITHSTANDING SECTION 7.5 OF THIS AGREEMENT, STRONGHOLD SHALL HAVE NO OBLIGATION, RESPONSIBILITY, AND/OR LIABILITY FOR ANY INTERRUPTION OR DEFECTS IN ASSOCIATED EQUIPMENT FUNCTIONALITY. NOTWITHSTANDING SECTION 7.5 OF THIS AGREEMENT, IN NO EVENT SHALL STRONGHOLD HAVE ANY LIABILITY UNDER ANY CIRCUMSTANCES FOR: (A) ANY LOSS, DELETION, OR CORRUPTION OF BITFARMS’S DATA OR FILES WHATSOEVER; (B) ANY LOST REVENUE TO BITFARMS DURING OUTAGES, CURTAILMENT EQUIPMENT FAILURES, ETC.; (C) ANY INTERNET FAILURE OR OUTAGE; (D) DAMAGES RESULTING FROM ANY ACTIONS OR INACTIONS OF BITFARMS OR ANY THIRD PARTY NOT UNDER STRONGHOLD’S CONTROL; (E) DAMAGES RESULTING FROM ANY THIRD-PARTY EQUIPMENT; OR (F) UNFORESEEABLE DELAYS OR ISSUES THAT MIGHT CAUSE THE MINING FACILITY NOT TO BE PREPARED TO INSTALL AND HOST THE BITCOIN MINERS, PDUS AND OTHER BITFARMS EQUIPMENT CONTEMPLATED TO BE DELIVERED HEREUNDER IMMEDIATELY UPON ARRIVAL OR WITHIN THE TIMELINE EXPECTED BY BITFARMS, OR ANY LOSS OF PROFITS OR INCURRENCE OF EXPENSES RELATED TO SUCH DELAYS IN DELIVERY.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH (REDACTED).

8.	Limitations on Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON, FIRM, OR ENTITY IN ANY RESPECT, FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, INCIDENTAL, RELIANCE, EXEMPLARY, OR PUNITIVE DAMAGES, INCLUDING LOSS OF PROFITS OF ANY KIND OR NATURE WHATSOEVER, LOSS OF BUSINESS, LOSS OF DATA OR COST OF COVER OF ANY KIND OR NATURE WHATSOEVER, ARISING OUT OF OR RELATING TO THE SUBJECT OF THIS AGREEMENT INCLUDING MISTAKES, NEGLIGENCE, ACCIDENTS, ERRORS, OMISSIONS, INTERRUPTIONS, OR DEFECTS IN TRANSMISSION, OR DELAYS, INCLUDING, BUT NOT LIMITED TO, THOSE COSTS AND LIABILITIES WHICH MAY BE CAUSED BY REGULATORY OR JUDICIAL AUTHORITIES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OBLIGATIONS OF SUCH PARTY PURSUANT TO THIS AGREEMENT, EVEN IF ADVISED OF THE POSSIBILITY THEREOF. EXCEPT FOR LIABILITIES ARISING OUT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, EACH PARTY’S LIABILITIES UNDER THIS AGREEMENT, WHETHER UNDER CONTRACT LAW, TORT LAW, WARRANTY, OR OTHERWISE, SHALL BE LIMITED TO DIRECT DAMAGES NOT TO EXCEED $1,000,000.00.

9.	Indemnity.

9.1.	Bitfarms shall indemnify, hold harmless and defend Stronghold and their respective affiliates, subsidiaries, employees, agents, directors, owners, executives, representatives, and subcontractors from any and all third-party liability, claim, judgement, loss, cost, expense or damage, including reasonable attorneys’ fees and legal expenses, arising out of or relating to the Bitcoin Miners, PDUs or Bitfarms’s use, management, upgrade, and/or modification thereof, the operation of the Bitcoin Miners or PDUs, any damage to Bitcoin Miners or PDUs which occurs during the de-installation, storage or packing processes, and for any injuries or damages sustained by any person or property due to any direct or indirect act, omission, negligence or misconduct of Bitfarms, its agents, representatives, employees, contractors and their employees and subcontractors and their employees, including due to a breach of this Agreement by Bitfarms.

9.2.	Stronghold shall indemnify, hold harmless and defend Bitfarms, its subsidiaries, employees, agents, directors, owners, executives, representatives, and subcontractors from any and all third-party liability, claim, judgement, loss, cost, expense or damage, including reasonable attorneys’ fees and legal expenses, arising out of or relating to any direct or indirect act, omission, negligence or misconduct of Stronghold, its agents, representatives, employees, contractors and their employees and subcontractors and their employees, including due to a breach of this Agreement by Stronghold.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH (REDACTED).

9.3.	Neither Stronghold nor Bitfarms shall enter into any settlement or resolution with a third party related to any claim arising from or related to this Agreement for which an indemnification obligation attaches under this Section 9.3 without the other Party’s prior written consent, which shall not be unreasonably withheld.

10.	Confidentiality.

10.1.	Protection of Information. During the Term of this Agreement, each party (as applicable, the “Disclosing Party”) may share or otherwise make available its confidential or proprietary information, whether written or oral, or that of a third party (“Confidential Information”) with the other Party (the “Receiving Party”) for purposes of performing under this Agreement or discussing other business opportunities of mutual interest. The Receiving Party agrees, at all times during the Hosting Term of this Agreement and thereafter, to hold in confidence, and using not less than the same standard of care that Receiving Party uses to protect its own Confidential Information of a similar nature but in no event less than reasonable care, and not to (i) use, except to the extent necessary to perform under this Agreement, or (ii) disclose to any person, firm, corporation or other entity (other than Receiving Party’s directors, officers, employees, professional advisers, consultants, subcontractors and other agents with a need to know and who are bound by obligations of confidentiality substantially as restrictive as those set forth in this Agreement (“Representatives”)), without written authorization from the Disclosing Party in each instance, any of the Disclosing Party’s Confidential Information obtained or accessed during the Term of this Agreement. If the Receiving Party learns or has reason to believe that Confidential Information of the Disclosing Party has been used, disclosed or accessed by an unauthorized party or lost or misplaced, the Receiving Party will immediately give notice of such event to the Disclosing Party.

10.2.	Exceptions; Compulsory Disclosure. The obligations imposed on the Receiving Party by this Section 10.2 will not apply to any information that: (i) is already in the possession of the Receiving Party as shown by documentation dated prior to the date hereof; (ii) is or becomes publicly available through no fault of the Receiving Party; (iii) was independently developed by the Receiving Party without any use of or reference to the Disclosing Party’s Confidential Information; or (iv) is obtained from a third person without breach by such third person of an obligation of confidence with respect to the Confidential Information disclosed. In the event the Receiving Party is requested pursuant to, or required by, law, legal order or regulatory obligation, to disclose any Confidential Information of the Disclosing Party, the Receiving Party shall be permitted to disclose Confidential Information subject to the following requirements: (a) except to the extent prohibited by law, the Receiving Party has provided the Disclosing Party with prompt notice of such disclosure in order to enable Disclosing Party to seek a protective order or otherwise prevent or restrict such disclosure and has reasonably cooperated with Disclosing Party with respect thereto, at Disclosing Party’s sole cost.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH (REDACTED).

10.3.	Exclusions; Survival. Section 11.111 is not applicable to breaches of this Section 10.3. This Section 10.3 shall survive the termination of this Agreement for a period of one (1) year after the termination of the Agreement; provided, however, trade secrets of the Disclosing Party shall remain secret for so long as the Disclosing Party holds them as so.

11.	Miscellaneous.

11.1.	Representations. Each of the Parties hereto represents and warrants that (i) it is duly formed as an entity in good standing under the law of the state of its formation and is authorized to do business in the locations contemplated herein, (ii) it has the requisite power, authorization and authority to enter into this Agreement; and (iii) the execution of this Agreement is a legal, valid and binding obligation on the Parties. The execution and delivery of, and performance of the obligations under and with respect to this Agreement (A) have been duly authorized by all necessary actions on the part of such Party, (B) do not contravene, violate, or constitute a default under any applicable Law, any of such Party’s organizational documents, or any agreement, indenture, or other instrument to which such Party is a party or by which it may be bound, (C) do not require the approval of or notice to any governmental authority, (D) not violate any applicable Laws or regulations, or cause a breach of any agreements with any third parties.

11.2.	Reserved.

11.3.	Bitfarms Representations. Bitfarms represents and warrants that, to Bitfarms’s knowledge, that it owns and has good title to the Bitcoin Miners and PDUs free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance. Bitfarms further represents and warrants the neither it or any of its subsidiaries nor, to Bitfarms’s knowledge, any director, officer, agent, employee, affiliate, or person acting on behalf of Bitfarms or its subsidiaries: has violated or will violate any applicable anti-bribery or anti-corruption Law, including the U.S. Foreign Corruption Practices Act; has violated or will violate any applicable money laundering Laws; or is or will become subject to any U.S. sanctions administered by the Office of Foreign Asset Control of the U.S. Treasury Department. Bitfarms represents and warrants that it will comply with all obligations required by any software used by the Bitcoin Miners and PDUs or to monitor the performance of or to configure the Bitcoin Miners and PDUs under this Agreement. Bitfarms represents and warrants that Bitfarms will own, control and operate its own digital asset wallet that it will use to receive proceeds of mining by its Bitcoin Miners under this Agreement, that Bitfarms is solely and exclusively responsible to secure and protect that wallet, and that Bitfarms will not engage or permit any transaction involving, relating to, originating, or terminating in that wallet or any public network address controlled or created thereby, that is illegal, immoral, unethical, or violates any Laws, or harms any third party. Bitfarms represents and warrants that its Bitcoin Miners, PDUs and the proceeds therefrom will be used at all times in a manner that is compliant with all applicable laws and regulations, and only for lawful purpose. Bitfarms represents and warrants that it will not allow its right and title to the Bitcoin Miners or PDUs to be impaired by making any pledge of the Bitcoin Miners or PDUs to secure any obligation, allowing any lien to be created against the Bitcoin Miners or PDUs, or granting any security interest or similar legal interest to any party that would give any other party besides Bitfarms full legal right title and interest in the Bitcoin Miners or PDUs without the express prior written consent of Stronghold. Bitfarms represents and warrants that it has exclusive control over firmware operating the Bitcoin Miners and that it takes full responsibility for the results of any firmware upgrades that may damage or impair the use of any Bitcoin Miners that may affect the operation of any other equipment, or that may violate any Laws. Bitfarms will comply at all times with all applicable laws and regulations. Bitfarms acknowledges that Stronghold exercises no control whatsoever over the content of the information passing through Bitfarms’s Bitcoin Miners, or the cryptocurrency transactions that may be created by or pass through the Bitcoin Miners.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH (REDACTED).

11.4.	Stronghold Representations. Stronghold represents and warrants that it will provide the Hosting Services at Panther Creek in a professional and workmanlike manner consistent with the terms and conditions of this Agreement. Except as expressly set forth herein, STRONGHOLD MAKES NO WARRANTIES OR GUARANTEES RELATED TO THE AVAILABILITY OF HOSTING SERVICES OR OPERATING TEMPERATURE OF THE PANTHER CREEK FACILITY. THE HOSTING SERVICES AND FACILITY ARE PROVIDED ON AN “AS-IS” BASIS. STRONGHOLD DOES NOT PROVIDE MECHANICAL COOLING OR BACKUP POWER AND THE PANTHER CREEK FACILITY IS SUBJECT TO SWINGS IN LOCAL TEMPERATURE, WIND, HUMIDITY, AND OTHER CONDITIONS. SERVICE PROVIDER MAKES NO WARRANTIES, WITH RESPECT TO GOODS AND SERVICES SUBJECT TO THIS AGREEMENT, INCLUDING AND (A) WARRANTY OF MERCHANTABILITY; (B) WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE; (C) WARRANTY OF NONINFRINGEMENT AND (D) WARRANTY AGAINST INTERFERENCE. STRONGHOLD DOES NOT WARRANT THAT (A) THE HOSTING SERVICE WILL BE FREE FROM INTERRUPTION; (B) THE HOSTING SERVICE WILL MEET BITFARMS’S REQUIREMENTS OTHER THAN AS EXPRESSLY SET FORTH HEREIN; OR (C) THE HOSTING SERVICE WILL PROVIDE ANY FUNCTION NOT EXPRESSLY DESIGNATED AND SET FORTH HEREIN.

11.5.	Whole Agreement. This Agreement represents the whole agreement between the Parties with respect to the subject matter herein and supersede and replace all prior or contemporaneous communications, agreements and understandings between them related thereto. The Parties have not made or relied upon any representations, understandings, or other agreements other than those contained in this Agreement. No course of prior dealing between the parties shall be relevant or admissible to supplement, explain, or vary any of the terms of this Agreement. Bitfarms acknowledges and agrees that it has not, and will not, rely upon any representations, understandings or other agreements not specifically set forth in this Agreement.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH (REDACTED).

11.6.	Waiver, Severability. The waiver of any breach or default does not constitute the waiver of any subsequent breach or default. If any provision of this Agreement is held to be illegal or unenforceable, it shall be deemed amended to conform to the applicable laws or regulations, or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken and the remainder of this Agreement shall continue in full force and effect.

11.7.	Amendment. Amendments, modifications, or supplements to this Agreement must be in writing signed by authorized representatives of both Parties.

11.8.	Force Majeure. Neither Party shall be liable in any way for delay, failure in performance, loss or damage due to any of the following force majeure conditions; fire, strike, embargo, explosion, power failure, flood, lightning, war, water, electrical storms, labor disputes, civil disturbances, governmental regulations, orders, decrees, enforcement actions or other requirements, acts of civil or military authority, acts of God, acts of public enemies, changes in laws or regulations in any way adversely affecting Panther Creek, government acts or orders in any way adversely affecting Panther Creek, a regulatory change in any way adversely affecting Panther Creek, losses of power at Panther Creek not reasonably foreseeable by Stronghold, line-breaks to the Bitcoin Miners, PDUs and/or other equipment at Panther Creek not reasonably foreseeable by Stronghold, or other causes beyond its reasonable control, whether or not similar to the foregoing.

11.9.	Exclusive Jurisdiction and Venue. Each Party hereby irrevocably consents and agrees that any legal action, suit or proceeding arising out of or in any way in connection with this Agreement may be instituted or brought in the courts of the State of New York or in the United States District Court for the Southern District of New York, and by execution and delivery of this Agreement, each party hereby irrevocably accepts and submits to, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of any such court, and to all proceedings in such courts. The Parties hereby expressly waive any objections to venue on forum non conveniens grounds.

11.10.	Governing Law. This agreement shall be governed by the internal laws of the State of New York (without regard to the conflict of laws principles of such state, except as to the effect of Sections 5-1401 and 5-1402 of the New York General Obligations Law).

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH (REDACTED).

11.11.	WAIVER OF JURY TRIAL. EACH PARTY HEREBY, TO THE FULLEST EXTENT PERMITTED BY LAW, WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT.

11.12.	Relationship of the Parties. The Parties agree that their relationship hereunder is in the nature of independent contractors. Neither Party shall be deemed to be the agent, partner, joint venturer nor employee of the other, and neither shall have any authority to make any agreements or representations on the other’s behalf. Each Party shall be solely responsible for the payment of compensation, insurance and taxes of its own personnel, and such personnel are not entitled to the provisions of any employee benefits from the other party. Neither Party shall have any authority to make any agreements or representations on the other’s behalf without the other’s written consent. Additionally, Stronghold shall not be responsible for any costs and expenses arising from Bitfarms’s performance of its duties and obligations pursuant to this Agreement, and Bitfarms shall not be responsible for any costs and expenses arising from Stronghold’s performance of its duties and obligations pursuant to this Agreement.

11.13.	Third-Party Beneficiaries. Nothing in this Agreement is intended, nor shall anything herein be construed to confer any rights, legal or equitable, in any person or entity other than the Parties hereto and their respective successors and permitted assigns.

11.14.	Interpretation. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply to the interpretation and construction of this Agreement, and this Agreement shall be construed as having been jointly drafted by the parties. The titles and headings for particular paragraphs, sections and subsections of this Agreement have been inserted solely for reference purposes and shall not be used to interpret or construe the terms of this Agreement.

11.15.	Counterparts. This Agreement may be executed in one or more counterparts delivered electronically, each of which shall be deemed an original, but which together shall constitute one and the same document.

11.16.	Survival. Other than the survival period set forth in Section 10 which shall supersede this Section 11.16, only Sections 2.3, 2.4, 2.5, 2.6, 3, 7, 8, 9, 11.10, 11.11, 11.14 and 11.19 shall survive termination of this Agreement.

11.17.	Assignment. This Agreement shall inure to the benefit of the Parties’ successors and assigns and no merger, sale of all or substantially all assets or stock or other transfer shall terminate this Agreement. Neither Party shall assign this Agreement or its rights hereunder without the prior written consent of the other Party, which consent may be withheld in the exercise of its sole discretion.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH (REDACTED).

11.18.	Notice. All written notices required to be given by any Party under this Agreement shall be given via email to the Parties at the email address set forth below.

Stronghold

Email:	(Redacted) and
(Redacted) for written notices;
(Redacted) and
(Redacted) for invoices

Bitfarms

Email:	(Redacted)
(Redacted)

11.19.	Intellectual Property: Except for the rights expressly granted herein, this Agreement does not transfer from Stronghold to Bitfarms any Stronghold technology, and all right, title and interest in and to Stronghold technology will remain solely with Stronghold. Except for the rights expressly granted herein, this Agreement does not transfer from Bitfarms to Stronghold any Bitfarms technology, and all right, title and interest in and to Bitfarms technology will remain solely with Bitfarms. The Parties each agrees that it will not, directly or indirectly, reverse engineer, decompile, disassemble or otherwise attempt to derive source code or other trade secrets from the other Party.

11.20.	Bi-lateral Non-interference. The Parties each warrants that neither Party shall interfere with the operations of the other unless otherwise provided in this Agreement, or unless required by Law, or a legal order, or to prevent an emergency that would impact safety, security, or property rights.

11.21.	Further Assurances. Each Party agrees to provide such information, execute and deliver any instruments and documents and to take such other actions as may be necessary or reasonably requested by the other Party which are not inconsistent with the provisions of this Agreement and which do not involve the assumptions of obligations other than those provided for in this Agreement in order to give full effect to this Agreement and to carry out the intent of this Agreement.

Redaction: Personal information redacted for privacy related reasons, related to Bitfarms and Stronghold.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH (REDACTED).

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

STRONGHOLD DIGITAL MINING HOSTING, LLC

By:	/s/ Gregory A. Beard
Name:	Gregory A. Beard
Title:	Authorized Person

BITFARMS LTD.

By:	/s/ Benjamin Gagnon
Name:	Benjamin Gagnon
Title:	Chief Executive Officer

[Signature Page to Hosting Agreement]

Redaction: Personal information redacted for privacy related reasons, related to Stronghold.

Redaction: Personal information redacted for privacy related reasons, related to Bitfarms.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH (REDACTED).

EXHIBIT A

BITFARMS EQUIPMENT

Miner Model	TH per Miner	Total # of Units	Total PH/s
Bitmain T21 Miners	190-233	10,000	1,900 – 2,330
Total		10,000	1,900 – 2,330

PDU Model	Total # of Units
BITF- (Redacted)	850
Total	850

Redaction: Commercially sensitive information redacted.

Ex. A-1

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH (REDACTED).

EXHIBIT B

DEFINED TERMS

“Actual Payment Amount” means the Bitfarms Share of Power Revenue (as defined herein) minus the Bitfarms Share of Cost (as defined herein) minus reimbursement for taxes set forth in Section 3.5 plus the Upfront Monthly Payment.

“Agreement Cost of Power” means the amount determined by calculating the quotient of a) “Agreement Dollar Cost of Power” (defined herein) multiplied by 110% and b) “Calculation MWh” (defined herein).

“Agreement Dollar Cost of Power” means all fuel costs, operations and maintenance expenses, general and administrative expenses, and financing charges incurred by the plant, with the following adjustments and exceptions: (i) sales to Pennsylvania Tier II Alternative Energy Credits will be excluded from the reported fuel cost, and they will be replaced with an accrual calculated as the product of the difference of the Calculation MWh and the number of megawatt-hours imported from the grid, a 0.85 factor, and the weighted-average net price received by Stronghold for its 100,000 most-recently sold Pennsylvania Tier II Alternative Energy Credits; (ii) the cost of importing power from the grid, which is netted out of revenue for the purposes of reporting, will increase the Agreement Dollar Cost of Power; (iii) capacity revenue will be added back, reducing the Agreement Dollar Cost of Power; (iv) reactive energy revenue will be added back, reducing the Agreement Dollar Cost of Power; (v) revenue from sales of ash will be added back, reducing the Agreement Dollar Cost of Power; (vi) any general and administrative expenses of Stronghold that flow through the books of Panther Creek, will be excluded from the Agreement Dollar Cost of Power; (vii) any one-time costs, including major plant upgrades, may be excluded from the Agreement Dollar Cost of Power; and (viii) depreciation, amortization, impairments, and other similar non-cash expenses will not be included in the Agreement Dollar Cost of Power.

“Agreement Revenue” means “Mining Revenue” (as defined herein) plus “Power Revenue” (as defined herein).

“Associated Equipment” means electrical infrastructure at Panther Creek that facilitates the operation of the Bitcoin Miners and/or PDUs and does not otherwise include the power generation facility.

“Average Grid Price” means the average grid pricing realized at Panther Creek.

“Average Monthly Transaction Fees as a % of Block Reward” means the average of the daily Bitcoin network transaction fees during the month (per https://explorer.btc.com/stats/fee).

“Business Day” means a day other than a day on which the banks in Toronto, Ontario, Canada, the State of New York or the State of Delaware are authorized or obligated to be closed.

“Calculation MWh” means the sum of the number of megawatt hours sold to the grid and the number of megawatt hours delivered to the Mining Facility.

Ex. B-1

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH (REDACTED).

“Curtailment Electricity” means, in respect of each hour when Stronghold elects to curtail the Bitcoin Miners, the amount calculated by determining the difference between (x) the average number of megawatts used by the Bitcoin Miners and the Associated Equipment over the most recent twenty-four (24)-hour period and (y) the number of megawatts used by the Bitcoin Miners and the Associated Equipment for the hour then-being measured.

“Bitfarms Share” equals 50%.

“Bitfarms Share of Cost” mean the product of the Total Cost and the Bitfarms Share.

“Bitfarms Share of Mining Revenue” means the product of the Mining Revenue and the Bitfarms Share.

“Bitfarms Share of Power Revenue” means the product of the Power Revenue and the Bitfarms Share.

“Grid Fees” means fees in addition to the Average Grid Price that may be charged at Panther Creek, additional fees that may be charged from time to time in respect of balancing transmission congestion, balancing transmission losses and balancing operating revenue.

“Hash Price” shall mean the quotient of (x) the product of the average daily close Bitcoin price during the month (per https://finance.yahoo.com/quote/BTC-USD/history?p=BTC-USD) and the prevailing block subsidy and 86,400,000,000,000,000 and (1+ Average Monthly Transaction Fees as a % of Block Reward and (y) the product of the average difficulty (per https://btc.com/stats/diff) and 4,294,967,296.

“Implied Bitcoin Mining Revenue” means the quotient of (x) the product of Hash Price and 1,000,000 and (y) the product of “Specification Miner Efficiency” (as defined herein) and 24.36.

“Interest Period” means the period commencing on the date Bitfarms provides the Deposit to Stronghold pursuant to Section 3.6.1 of the Agreement and ending on the last Business Day of each March, June, September and December (commencing with the last Business Day of the first full calendar quarter ended after the date hereof); provided that no Interest Period shall extent beyond the date the Deposit is refunded pursuant to Section 3.6.1 of the Agreement.

“Interest Rate” means an interest rate per annum equal to the sum of the SOFR Rate and 1.00%.

“Interest Payment Date” means the last day of each calendar quarter therefor and the date on which the Deposit is refunded pursuant to Section 3.6.1.

“Merger Agreement” means the Agreement and Plan of Merger, dated August 21, 2024, among Bitfarms Ltd., Backbone Mining Solutions LLC, HPC & AI Megacorp, Inc. and Stronghold Digital Mining, Inc., as amended by the Merger Agreement Amendment (as the same may be amended, restated, modified or supplemented from time to time).

Ex. B-2

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH (REDACTED).

“Merger Agreement Amendment” means Amendment No. 1 to the Merger Agreement, dated September 12, 2024, among Bitfarms, Ltd., Backbone Mining Solutions LLC, HPC & AI Megacorp, Inc. and Stronghold Digital Mining, Inc.

“Mining Facility” means the data center collocated at Panther Creek.

“Mining Revenue” means the revenue generated, collectively, by all of the Bitcoin Miners expressed in terms of total Bitcoins produced multiplied by the price of Bitcoin on Coinbase.com at 4:00 p.m. Eastern time on a given date.

“Monthly Service Fees” means Profit multiplied by the Bitfarms Share for each month.

“Power Revenue” means the product of a) Curtailment Electricity and b) the Average Grid Price less Grid Fees, as calculated on an hourly basis during each month (i.e., Curtailment Electricity x (Average Grid Price – Grid Fees).

“Profit” means the difference between Agreement Revenue and “Total Cost” (as defined herein) (i.e., Agreement Revenue – Total Cost).

“SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“SOFR Rate” means the SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic SOFR Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the SOFR Administrator; provided, however, that if as of 5:00 p.m., New York City time, on any Periodic SOFR Determination Day, the SOFR Reference Rate for the applicable tenor has not been published by the SOFR Administrator, then the SOFR Rate will be the SOFR Reference Rate for such tenor as published by the SOFR Administrator on the first preceding Business Day for which such SOFR Reference Rate for such tenor was published by the SOFR Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such Periodic SOFR Determination Day;

“SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Specification Miner Efficiency” represents the efficiency of a Bitcoin Miner, measured in joules per terahash.

“Stronghold Net Revenue” is the Agreement Revenue minus the Monthly Service Fees for each month.

“Total Cost” means the product of the “Utilized MWh” (as defined herein) and the Agreement Cost of Power.

“Utilized MWh” means the sum of the Curtailment Electricity and the number of megawatt-hours delivered to the Bitcoin Miners and the Associated Equipment.

Ex. B-3